UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2018

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

349 Union Street Millersburg, Pennsylvania	1.866.642.7736	17061
(Address of Principal Executive Offices)	( Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Mid Penn Bancorp, Inc. (the “Corporation”) held a Special Meeting of Shareholders (the “Special Meeting”) on July 25, 2018.  The following is a summary of the matters voted upon at the Special Meeting and the votes cast on each matter.

Proposal 1:To approve and adopt the Agreement and Plan of Merger, dated as of January 16, 2018 (the “Merger Agreement”), between the Corporation and First Priority Financial Corp. (“First Priority”), which provides for, among other things, the merger of First Priority with and into Mid Penn.

The shareholders approved and adopted the Merger Agreement.  The number and type of votes cast with respect to the proposal were as follows:

For	Against	Abstain
4,663,895	69,187	4,225

In connection with the Special Meeting, the Corporation also solicited proxies with respect to a proposal to authorize the Board of Directors to adjourn the Special Meeting, if necessary to solicit additional proxies, in the event there were not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.  The adjournment proposal was not submitted to the Corporation’s shareholders for approval at the Special Meeting because there were sufficient votes to approve the Merger Agreement.

Item 8.01. Other Events.

On July 25, 2018, the Corporation and First Priority issued a joint press release.  The press release, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release, dated July 25, 2018, of Mid Penn Bancorp and First Priority Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Dated: July 25, 2018

	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer